                          VERTEX INDUSTRIES, INC.
                             23 Carol Street
                         Clifton, New Jersey 07014

      NOTICE OF ACTION BY STOCKHOLDERS WITHOUT A MEETING PURSUANT TO
     SECTION 14A:5-6(2)(b) OF THE NEW JERSEY BUSINESS CORPORATION ACT

To the Stockholders of Vertex Industries, Inc.:

      Notice is hereby given to the holders (the
"Stockholders") of the Common Stock, par value $.005 per share ("Common Stock") , of Vertex Industries, Inc., a New
Jersey corporation (the "Company") that the Board of Directors and the holders of a majority of the outstanding shares of Common Stock have (i) approved an amendment to the Company's Certificate of Incorporation changing the name of the Company to Vertex Interactive, Inc., (ii) approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 20,000,000 shares to 32,000,000 shares, and
(iii) approved  an amendment to the Company's Amended
Incentive Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan from 2,000,000 shares to 4,000,000 shares. (collectively "the Amendments")

The Board of Directors of the Company approved the Amendments on December 15, 1999. The holders of over a majority of the outstanding shares of Common Stock approved the Amendments by written consent in lieu of a meeting, on December 20, 1999, in accordance with the provisions of
Section 14A:5-6(2) of the New Jersey Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with this action. Pursuant to
Section 14A:5-6(2) you are hereby being provided with notice of approval of the Amendments by less than unanimous written consent of the Company's Stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, along with this letter, you are being furnished with an Information Statement relating to the Amendments.

The record date for determining Stockholders entitled to receipt of this Notice was December 14, 1999. This notice is first being mailed to such Stockholders, on or about
January 24, 2000. The Amendments to the Certificate of
Incorporation will not be filed with the Secretary of State for the State of New Jersey or become effective, and the Amendment to the Company's Incentive Stock Option Plan will not become effective, until at least 20 calendar days after such mailing.

By Order of the Board of Directors,

                              /s/ Nicholas R.H. Toms
                                  Nicholas R.H. Toms
                                  Joint Chairman of the Board of Directors
                                  Joint Chief Executive Officer

                    SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of  1934 (Amendment No.)

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[  ]  Definitive Information Statement


                Vertex Industries, Inc.
     (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules
14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction
        applies:
        _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

2)	Aggregate number of securities to which transaction
        applies:
         _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

3)	Per unit price or other underlying value of transaction
        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

4)  Proposed maximum aggregate value of transaction:
         _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

5)  Total fee paid:
                _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:
           _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

2)Form, Schedule or Registration Statement No:
            _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
3)Filing Party:
            _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
4)Date Filed:
            _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                       VERTEX INDUSTRIES, INC.
                          23 Carol Street
                      Clifton, New Jersey 07014
                       INFORMATION STATEMENT
                          January 24, 2000

PURSUANT TO SECTION 14c OF THE SECURITIES EXCHANGE ACT OF
1934, AS AMENDED, AND RULE 14c AND SCHEDULE 14C THEREUNDER

                     GENERAL INFORMATION
	This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14c of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.005 per share (the "Common Stock"), of Vertex Industries, Inc., a New Jersey Corporation (the "Company"), in connection with
(i) an amendment to the Company's Certificate of Incorporation changing the name of the Company to Vertex Interactive, Inc., (ii) an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 20,000,000 shares to 32,000,000 shares, and (iii) an amendment to the Company's Amended Incentive Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan from 2,000,000 shares to 4,000,000 shares (collectively "the Amendments").

	The Board of Directors of the Company approved the Amendments subject to Stockholder approval, on December 15, 1999. The holders of a majority of the outstanding shares of the Common Stock approved the Amendments by written consent in lieu of a meeting, on December 20, 1999 in accordance with Section 14A:5-6(2) of the New Jersey Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

	The Amendments to the Company's Certificate of Incorporation will change the name of the Company to Vertex Interactive, Inc. and will increase the number of authorized shares of Common Stock from 20,000,000 to 32,000,000 shares. The form of Certificate of Amendment to be filed with the New Jersey Secretary of State is attached hereto as Exhibit
A. The Amendment to the Company's Amended Incentive Stock Option Plan will increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 14, 1999 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

      You are being provided with this Information Statement pursuant to Section 14c of the Exchange Act and Rule
14c and Schedule 14C thereunder, and, in accordance therewith, the Amendments to the Certificate of Incorporation will not be filed with the Secretary of State of the State of New Jersey or become effective, and the Amendment to the Amended Incentive Stock Option Plan will not become effective, until at least 20 calendar days after the mailing of this Information Statement.

	This Information Statement is being mailed on or about
January 24, 2000 to all Stockholders of record as of the Record Date.

                          VOTING SECURITIES

	As of the Record Date, the Company had 16,942,921 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

	On December 20, 1999, the holders of  9,019,466 shares
(or approximately 53.1% of the 16,972,921 shares of Common
Stock then outstanding) executed and delivered to the Company a written consent approving the Amendments. Since the Amendments have been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

	The following information table sets forth certain information regarding the Company's Common Stock owned on November 30, 1999 by (i) each who is known by the Company to own beneficially more than 5% of it's outstanding Common
Stock, (ii ) each director and officer, and (iii) all officers and directors as a group:

Names and Address of                    Shares Owned             (1)( 2)
Directors, Officers and			Number (6)		Percent
5% Shareholders

MidMark Capital L.P.                     5,000,000                29.5
    466 Southern Blvd.
   Chatham, NJ 07928

Bacchus International                    1,217,718                 7.2
   2321 "C"
   North Geneva Terrace
   Chicago, IL 60614

James Q. Maloy			        1,202,208		   7.1
   23 Carol Street
   Clifton, New Jersey

Nicholas R.H. Toms                      1,151,120                  6.8
  23 Carol Street
  Clifton, New Jersey

Ronald C. Byer                            448,422                  2.7
   23 Carol Street
   Clifton, New Jersey

Bunter, B.V.I., Ltd                       413,010                  2.4
   C/O Ansbacher, B.V.I. Ltd.
   Roadtown, Tortola, B.V.I.

Gregory Thomas                            294,117                  1.7
   4 Acorn Street
   Boston, MA

All officers and directors              7,356,669                 43.4
   as a group (8 persons)(3)(4)(5)

(1)	Does not give effect to the issuance of up to 2,000,000
        shares of Common Stock reserved for issuance under the Company's incentive stock option plan or 445,000 shares under non-qualified stock options.

(2)	Gives effect to a 2 for 1 stock split effective April 19, 1993.

(3)     Includes 50,000 shares of common stock owned by Mr. George Powch.

(4)	Includes 413,000 shares held in the name of Bunter, B.V.I., Ltd. of which Mr. Hugo Biermann may be deemed a beneficiary. Mr. Biermann disclaims such beneficial ownership.

(5)	Includes the 5,000,000 shares held in the name of
        MidMark Capital L.P. of which Mr. Joseph R. Robinson, Mr.
        Denis Newman and Mr. Wayne L. Clevenger are managing directors, but disclaim beneficial ownership.

(6)	Mr. Joseph R. Robinson, Mr. Denis Newman and Mr. Wayne
        L. Clevenger are managing directors of MidMark Capital
        L.P. but disclaim beneficial ownership of shares.

        INTEREST OF CERTAIN PERSONS IN OR IN
       OPPOSITION TO MATTERS TO BE ACTED UPON

The Amendments were unanimously approved by the Board of Directors on December 15, 1999. On December 20, 1999, Nicholas R. H. Toms, a Director of the Company and Joint Chief Executive Officer, who has sole voting power with respect to 1,151,120 shares of Common Stock, Ronald C. Byer, President of the Company, who has sole voting power with respect to 448,422 shares of Common Stock, and James Q. Maloy, a former Director, who has sole voting power with respect to 1,202,208 shares of Common Stock, executed and delivered a written consent approving the Amendments.

The Stockholders have no right under the New Jersey
Business Corporation Law, the Company's Certificate of
Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO EFFECT NAME CHANGE

	On December 15, 1999, the Board of Directors approved an amendment to the Certificate of Incorporation to change the name of the Company to Vertex Interactive, Inc. The holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent on December 20, 1999. The Board of Directors considers the amendment to change the Company's name to be especially important. The new name reflects the Company's transition into an international systems integration and middleware solutions provider which offers mobile computing systems, wireless data capture systems and e-commerce and warehouse management systems. Today, with the acquisition of Portable Software Solutions Limited and ICS International AG, Vertex offers customers unique solutions based on its world-class development and communication skills combined with industry-leading middleware and application management facilities.

	The Company is now well-positioned to excel in the interactive enterprise solutions marketplace. Hence, the new name Vertex Interactive, Inc.

	The name change will not require current holders of the Company to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the Vertex Interactive, Inc., name would be issued.

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION  TO
 INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

	The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") authorizes the issuance of 20,000,000 shares of Common Stock, $.005 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. On December 15, 1999 the Board of Directors approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 32,000,000. On December 20, 1999, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

	The general purpose and effect of the amendment to the Company's Certificate of Incorporation is to authorize 12,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

	The Company presently has 20,000,000 authorized shares of Common Stock. As of January 4, 2000 the Company had approximately 16,982,921 shares issued and outstanding, and of the remaining 3,007,079 authorized but unissued shares, the Company has reserved approximately 75,000 shares pursuant to Company agreements with financial legal and consulting firms, and 984,800 shares pursuant to the Company's Employee Incentive Stock Option Plan.

	Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

	The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

AMENDMENT  TO INCREASE THE NUMBER OF SHARES RESERVED FOR
    ISSUANCE UNDER THE INCENTIVE STOCK OPTION PLAN

        The Company is seeking Stockholder approval to increase the number of shares reserved for issuance under the Amended Incentive Stock Option Plan (the "Plan") by 2,000,000 shares. The purpose of the Plan is to advance the interests of the Company and its Stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability.

	Currently, a maximum of 2,000,000 of the authorized but unissued shares of the Common Stock of the Company may be issued under the Plan. Of the 2,000,000, 609,200 remain available. As amended, the maximum number of shares issuable under the Plan would be increased to 4,000,000, which would result in 2,609,200 shares being available under the Plan. A summary of the plan is set forth herein. A copy of the Plan is on file at the Company and is available to Stockholders upon request.

	In order to continue to attract and retain key talent, the Company must offer market-competitive, long-term compensation opportunities. Stock options, because of their upside potential and vesting requirements, are a key component in recruiting and retaining these employees. The Company believes that the stock option program is important in order to maintain employee motivation and continued success.

Incentive Stock Option Plan

	Under the Company's Incentive Stock Option Plan ("the Plan"), options to purchase a maximum of 2,000,000 shares of its Common Stock may be granted to officers and other key employees of the Company. Options granted under the Plan are intended to qualify as incentive stock options under the Economic Recovery Tax Act of 1981, as amended.

	The Plan is administered by the Board of Directors and a committee presently consisting of three members of the Board which determines which persons are to receive options, the number of shares that may be purchased under each option and the exercise prices. In the event an optionee voluntarily terminates his employment with the Company, he has the right to exercise his accrued options within 30 days of such termination. However, the Company may redeem any accrued options held by each optionee by paying him the difference between the option price and the then fair market value. If an optionee's employment is involuntarily terminated, other than because of death, he also has the right to exercise his accrued options within 30 days of such termination. Upon death, his estate or heirs have one year to exercise his accrued options. The maximum term of any option is ten years, and the option price per share may not be less than the fair market value of the Company's shares on the date the option is granted. However, options granted to persons owning more than 10% of the voting shares of the Company may not have a term in excess of five years and the option price per share may not be less than 110% of the fair market value on the date the option is granted.

	If the aggregate fair market value of the shares of Common Stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as exercised under the Plan and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options. This rule shall be applied by taking options into account in the order or sequence in which they are granted. Options must be granted within ten years from the effective date of the Plan.

	Options granted under the Plan are not transferable other than by will or by laws of descent and distribution. Options granted under the Plan are protected by anti-dilution provisions increasing the numbers of shares issuable thereunder and reducing the exercise price of such options, under certain conditions. The Plan expires on October 9, 2005. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, whichever occurs first. At the Company's annual meeting in the second quarter of fiscal 1998 the Company's shareholders approved an additional 500,000 shares of common stock to be issued under the Plan for a total 2,000,000 shares of common stock in the plan.

                 EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendments to the Certificate of Incorporation with the New Jersey Secretary of State or the effective date of such filing, or the effective date of the amendment to the Company's Amended Incentive Stock Option Plan shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on February 14, 2000.

                          By Order of the Board of Directors
                      /s/ Nicholas R.H. Toms
                          Nicholas R.H. Toms
                          Joint Chairman of the Board of Directors
                          Joint Chief Executive Officer